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                                                                    EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the IPivot, Inc. 1997 Stock Option/Stock Issuance Plan as assumed by Intel Corporation, of our report dated January 11, 1999, with respect to the consolidated financial statements and schedule of Intel Corporation included in and/or incorporated by reference in its Annual Report (Form 10-K) for the year ended December 26, 1998, filed with the Securities and Exchange Commission.

                                        /s/ ERNST & YOUNG LLP

San Jose, California
November 9, 1999